                                                                   EXHIBIT 23.1





               CONSENT OF CLIFTON D. BODIFORD, INDEPENDENT AUDITOR


         I hereby consent to the inclusion of my report dated January 8, 1998, except for note 17 as to which the date is May 4, 1998, on the financial statements of First Community Corporation at December 31, 1997 and 1996 and for the three years ended December 31, 1997 in the Form S-2 and the reference to my firm under the caption "Experts" in the Form S-2.

                                                    /s/ Clifton D. Bodiford
                                                    ----------------------------
                                                    Clifton D. Bodiford



May 19, 1998
Columbia, South Carolina